Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
Fourth Quarter and 2024 Year-End Results

•Fourth quarter net sales of $343 million up 18.1%, and up 5.8% excluding Nissens
•Acquisition of Nissens closed in November, contributed $35.7 million of sales in the quarter
•Net sales for the full year of $1.46 billion, up 7.8%, and up 5.1% excluding Nissens
•Full year adjusted EBITDA of 9.6%
•Adjusted diluted earnings per share of $0.47 in the quarter and $3.17 for the full year, up 27.0% and 8.6% respectively

New York, NY, February 27, 2025......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three and twelve months ended December 31, 2024.

Net sales for the fourth quarter of 2024 were $343.4 million, compared to consolidated net sales of $290.8 million during the same quarter in 2023. Loss from continuing operations for the fourth quarter of 2024 was $0.8 million or $0.04 per diluted share, compared to earnings of $7.2 million or $0.32 per diluted share in the fourth quarter of 2023. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the fourth quarter of 2024 were $10.5 million or $0.47 per diluted share, compared to $8.2 million or $0.37 per diluted share in the fourth quarter of 2023.

Consolidated net sales for the twelve months ended December 31, 2024, were $1.46 billion, compared to consolidated net sales of $1.36 billion during the comparable period in 2023. Earnings from continuing operations for the twelve months ended December 31, 2024, were $53.6 million or $2.41 per diluted share, compared to $63.1 million or $2.85 per diluted share in the comparable period of 2023. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the twelve months ended December 31, 2024 and 2023 were $70.5 million or $3.17 per diluted share and $64.8 million or $2.92 per diluted share, respectively.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We are pleased with our results. Sales for the quarter were up 18.1%, and up 7.8% for the full year. Excluding the impact of the recent acquisition of Nissens Automotive, sales for the quarter and year were up 5.8% and 5.1%, respectively. Adjusted diluted earnings per share were up 27% for the quarter and 8.6% for the year. On November 1st, we completed the acquisition of Nissens Automotive and during the two months ownership in 2024, the business performed in line with our expectations. We are delighted with the acquisition, and integration plans are well-underway.”

By segment, Vehicle Control sales increased 4.9% in the fourth quarter, bringing full-year performance to an increase of 3.3%. The solid results in the quarter were due to a combination of factors including favorable order patterns, general strength across our non-discretionary categories, as well as some benefit due to a softer comparison from last year.

Turning to Temperature Control, the strength experienced all year continued as sales increased 30% in the quarter, contributing to an increase of 12.5% for the full year. This has been a very strong year for the segment, as demand started early and remained robust throughout the year.

For Engineered Solutions, although sales for the full year were up 1%, fourth quarter sales declined 7.9% against a difficult comparison. Throughout the quarter we saw softening across various end markets as certain customers reduced their production schedules. We continue to win new business awards which bodes well for future growth.

Turning to our newest segment, Nissens, we were pleased with the performance during our two months of ownership, as it contributed sales of $35.7 million in the quarter. As we work together with the Nissens team, we continue to see an excellent business and cultural fit, as well as the tremendous opportunities the combination of our two companies present. While in the early stages, collaborative efforts are underway to identify and implement potential cost savings and growth opportunities, as well as to instill best practices across both our companies. We look forward to updating you as we move further into the integration process and remain very excited about the future potential.

Looking at profitability, Adjusted EBITDA improved to $29.0 million from last year’s fourth quarter of $18.3 million, up 210 basis points to 8.4%, and our full year Adjusted EBITDA was up 30 basis points to 9.6%. Margin improvement resulted from leverage gained on the solid sales performance, as well as from various cost containment actions to offset inflationary pressures, including the benefit from our previously disclosed early retirement program. We remain focused on our cost savings initiatives and continue to look at ways to drive margin improvement going forward.

From a cash flow perspective, we were pleased to see healthy cash flows for the year, and borrowings in line with expectations. Total net debt at year-end stood at $517.9 million, reflecting additional borrowings related to our Nissens acquisition. As we have noted, we plan to use cash flows to work our debt balances down to lower levels, with target leverage of less than 2.0x by the end of 2026.

Looking forward, our outlook for the full year of 2025 includes an expectation that sales growth will be in the mid-teens, largely due to the addition of Nissens. Further, we expect Adjusted EBITDA will be in a range of 10.0-11.0%. Our forecast includes expenses related to aligning operations for our new Nissens segment as well as some redundant transition costs for our distribution center expansion into Shawnee, KS. We expect much of the DC move to be completed by late 2025 and anticipate the sale of our Edwardsville, KS distribution center taking place in the first half of 2026. At this time, it is difficult to assess the timing or magnitude of any tariff provisions that may be implemented and therefore have not incorporated any impact from changes to tariffs to our guidance.

As previously announced, our Board of Directors approved an increase in our dividend, and we will make a quarterly dividend payment of 31 cents per share on the common stock outstanding, which will be paid on March 3, 2025 to stockholders of record on February 14, 2025.

In closing, Mr. Sills commented, “As we move into 2025, we are excited about the future. Our North American aftermarket business remains healthy and strong, and as our products are largely non-discretionary, they tend to outperform in challenging economic times. Nissens is performing well, and our integration is beginning to take shape, setting the stage for realization of a multi-year period of growth and synergy savings from this transformative acquisition. And while our Engineered Solutions segment will be prone to the ebbs and flows of the end markets it serves, we continue to gain standing in this broad global marketplace, with a strong future ahead. In many ways this will be a transition year to have SMP well-positioned to take advantage of the many opportunities we see before us. As always, we thank our employees that make all this possible.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, February 27, 2025. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q4'24 Earnings Call Earnings Webcast link. Investors may also listen to the call by dialing 800-225-9448 (domestic) or 203-518-9708 (international). The conference call ID code is SMP4Q2024. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-925-9527 (domestic) or 402-220-5388 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
NET SALES	$343,352	$290,756	$1,463,849	$1,358,272

COST OF SALES	242,366	209,226	1,040,528	969,446

GROSS PROFIT	100,986	81,530	423,321	388,826

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	95,282	70,326	335,104	293,583
RESTRUCTURING AND INTEGRATION EXPENSES	1,894	1,259	7,668	2,642
OTHER INCOME, NET	70	2	75	76

OPERATING INCOME	3,880	9,947	80,624	92,677

OTHER NON-OPERATING INCOME (EXPENSE), NET	1,730	(433)	6,877	2,326

INTEREST EXPENSE	5,548	2,521	13,512	13,287

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	62	6,993	73,989	81,716

PROVISION FOR INCOME TAXES	667	(288)	19,385	18,368

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	(605)	7,281	54,604	63,348

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,401)	(795)	(26,128)	(28,996)

NET EARNINGS (LOSS)	(2,006)	6,486	28,476	34,352

NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	191	52	976	204

NET EARNINGS (LOSS) ATTRIBUTABLE TO SMP (a)	$(2,197)	$6,434	$27,500	$34,148

NET EARNINGS (LOSS) ATTRIBUTABLE TO SMP
EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(796)	$7,229	$53,628	$63,144
LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(1,401)	(795)	(26,128)	(28,996)
TOTAL	$(2,197)	$6,434	$27,500	$34,148

NET EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO SMP
BASIC EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.04)	$0.33	$2.46	$2.91
DISCONTINUED OPERATION	(0.06)	(0.04)	(1.20)	(1.34)
NET EARNINGS (LOSS) PER COMMON SHARE - BASIC	$(0.10)	$0.29	$1.26	$1.57

DILUTED EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(0.04)	$0.32	$2.41	$2.85
DISCONTINUED OPERATION	(0.06)	(0.03)	(1.17)	(1.31)
NET EARNINGS (LOSS) PER COMMON SHARE - DILUTED	$(0.10)	$0.29	$1.24	$1.54

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	21,798,092	21,836,293	21,801,141	21,716,177
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,286,577	22,310,085	22,237,059	22,161,341

(a) "SMP" refers to Standard Motor Products, Inc. and subsidiaries.

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	DECEMBER 31,				DECEMBER 31,
	2024		2023		2024		2023
	(Unaudited)				(Unaudited)
Revenues
Engine Management (Ignition, Emissions
and Fuel Delivery)	$114,414		$107,320		$467,460		$450,180
Electrical and Safety	56,589		55,062		229,361		221,782
Wire sets and other	16,415		16,247		65,739		65,970
Vehicle Control	187,418		178,629		762,560		737,932

AC System Components	29,298		19,843		274,926		237,756
Other Thermal Components	28,716		24,788		105,162		99,998
Temperature Control	58,014		44,631		380,088		337,754

Commercial Vehicle	20,155		20,218		89,171		79,376
Construction / Agriculture	8,201		8,861		35,832		41,665
Light Vehicle	20,772		21,578		91,548		92,701
All Other	13,047		16,839		68,905		68,844
Engineered Solutions	62,175		67,496		285,456		282,586

Air Conditioning	9,214		—		9,214		—
Engine Cooling	19,287		—		19,287		—
Engine Efficiency	7,244		—		7,244		—
Nissens Automotive	35,745		—		35,745		—

Revenues	$343,352		$290,756		$1,463,849		$1,358,272

Gross Margin
Vehicle Control	$59,565	31.8%	$58,769	32.9%	$244,085	32.0%	$238,215	32.3%
Temperature Control	19,171	33.0%	12,375	27.7%	117,792	31.0%	95,827	28.4%
Engineered Solutions	10,725	17.2%	10,386	15.4%	49,919	17.5%	54,784	19.4%
Nissens Automotive	14,590	40.8%	—	—%	14,590	40.8%	—	—%
All Other	—		—		—		—
Subtotal	$104,051	30.3%	$81,530	28.0%	$426,386	29.1%	$388,826	28.6%
Acquisition Expenses	(3,065)	-0.9%	—	—%	(3,065)	-0.2%	—	—%
Gross Margin	$100,986	29.4%	$81,530	28.0%	$423,321	28.9%	$388,826	28.6%

Selling, General & Administrative
Vehicle Control	$42,402	22.6%	$41,397	23.2%	$172,525	22.6%	$165,705	22.5%
Temperature Control	15,369	26.5%	15,640	35.0%	82,010	21.6%	77,376	22.9%
Engineered Solutions	8,832	14.2%	9,343	13.8%	34,323	12.0%	34,565	12.2%
Nissens Automotive	14,205	39.7%	—	—%	14,205	39.7%	—	—%
All Other	5,467		3,946		21,630		15,937
Subtotal	$86,275	25.1%	$70,326	24.2%	$324,693	22.2%	$293,583	21.6%
Acquisition Expenses	9,007	2.6%	—	—%	10,411	0.7%	—	—%
Selling, General & Administrative	$95,282	27.8%	$70,326	24.2%	$335,104	22.9%	$293,583	21.6%

Operating Income
Vehicle Control	$17,163	9.2%	$17,372	9.7%	$71,560	9.4%	$72,510	9.8%
Temperature Control	3,802	6.6%	(3,265)	-7.3%	35,782	9.4%	18,451	5.5%
Engineered Solutions	1,893	3.0%	1,043	1.5%	15,596	5.5%	20,219	7.2%
Nissens Automotive	385	1.1%	—	—%	385	1.1%	—	—%
All Other	(5,467)		(3,946)		(21,630)		(15,937)
Subtotal	$17,776	5.2%	$11,204	3.9%	$101,693	6.9%	$95,243	7.0%
Restructuring & Integration	(1,894)	-0.6%	(1,259)	-0.4%	(7,668)	-0.5%	(2,642)	-0.2%
Acquisition Expenses	(12,072)	-3.5%	—	—%	(13,476)	-0.9%	—	—%
Other Income, Net	70	—%	2	—%	75	—%	76	—%
Operating Income	$3,880	1.1%	$9,947	3.4%	$80,624	5.5%	$92,677	6.8%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(796)	$7,229	$53,628	$63,144

RESTRUCTURING AND INTEGRATION EXPENSES	1,894	1,259	7,668	2,642
ACQUISITION EXPENSES	13,041	—	15,245	—
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	—	—	(380)	(312)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(3,631)	(327)	(5,705)	(687)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$10,508	$8,161	$70,456	$64,787

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SMP

GAAP DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS	$(0.04)	$0.32	$2.41	$2.85

RESTRUCTURING AND INTEGRATION EXPENSES	0.08	0.06	0.34	0.12
ACQUISITION EXPENSES	0.59	—	0.69	—
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	—	—	(0.02)	(0.01)
INCOME TAX EFFECT RELATED TO RECONCILING ITEMS	(0.16)	(0.01)	(0.25)	(0.04)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.47	$0.37	$3.17	$2.92

OPERATING INCOME

GAAP OPERATING INCOME	$3,880	$9,947	$80,624	$92,677

RESTRUCTURING AND INTEGRATION EXPENSES	1,894	1,259	7,668	2,642
ACQUISITION EXPENSES	12,072	—	13,476	—
OTHER INCOME, NET	(70)	(2)	(75)	(76)

NON-GAAP OPERATING INCOME	$17,776	$11,204	$101,693	$95,243

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$62	$6,993	$73,989	$81,716

DEPRECIATION AND AMORTIZATION	9,405	7,561	31,413	29,022
INTEREST EXPENSE	5,548	2,521	13,512	13,287
EBITDA	15,015	17,075	118,914	124,025

RESTRUCTURING AND INTEGRATION EXPENSES	1,894	1,259	7,668	2,642
ACQUISITION EXPENSES	12,072	—	13,476	—
SPECIAL ITEMS	13,966	1,259	21,144	2,642

EBITDA WITHOUT SPECIAL ITEMS	$28,981	$18,334	$140,058	$126,667

MANAGEMENT BELIEVES THAT NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS WHICH ARE ATTRIBUTABLE TO SMP, AND NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures by Segments

(In thousands)	THREE MONTHS ENDED DECEMBER 31, 2024
	Vehicle Control	Temperature Control	Engineered Solutions	Nissens Automotive	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$15,621	$3,635	$1,766	$(2,768)	$(14,374)	$3,880

RESTRUCTURING AND INTEGRATION EXPENSES	1,536	169	189	—	—	1,894
ACQUISITION EXPENSES	—	—	—	3,165	8,907	12,072
OTHER EXPENSE, NET	6	(2)	(62)	(12)	—	(70)

NON-GAAP OPERATING INCOME	$17,163	$3,802	$1,893	$385	$(5,467)	$17,776

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$14,893	$4,216	$2,184	$(6,087)	$(15,144)	$62

DEPRECIATION AND AMORTIZATION	3,860	827	2,368	1,943	407	9,405
INTEREST EXPENSE	484	312	560	4,147	45	5,548
EBITDA	19,237	5,355	5,112	3	(14,692)	15,015

RESTRUCTURING AND INTEGRATION EXPENSES	1,536	169	189	—	—	1,894
ACQUISITION EXPENSES	—	—	—	3,165	8,907	12,072
SPECIAL ITEMS	1,536	169	189	3,165	8,907	13,966

EBITDA WITHOUT SPECIAL ITEMS	$20,773	$5,524	$5,301	$3,168	$(5,785)	$28,981
% of Net Sales	11.1%	9.5%	8.5%	8.9%		8.4%

(In thousands)	THREE MONTHS ENDED DECEMBER 31, 2023
	Vehicle Control	Temperature Control	Engineered Solutions	Nissens Automotive	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$16,608	$(3,595)	$880	$—	$(3,946)	$9,947

RESTRUCTURING AND INTEGRATION EXPENSES	792	330	137	—	—	1,259
OTHER INCOME, NET	(28)	—	26	—	—	(2)

NON-GAAP OPERATING INCOME	$17,372	$(3,265)	$1,043	$—	$(3,946)	$11,204

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$14,862	$(4,466)	$395	$—	$(3,798)	$6,993

DEPRECIATION AND AMORTIZATION	3,610	985	2,549	—	417	7,561
INTEREST EXPENSE	1,737	602	690	—	(508)	2,521
EBITDA	20,209	(2,879)	3,634	—	(3,889)	17,075

RESTRUCTURING AND INTEGRATION EXPENSES	792	330	137	—	—	1,259
SPECIAL ITEMS	792	330	137	—	—	1,259

EBITDA WITHOUT SPECIAL ITEMS	$21,001	$(2,549)	$3,771	$—	$(3,889)	$18,334
% of Net Sales	11.8%	-5.7%	5.6%	—%		6.3%

MANAGEMENT BELIEVES THAT NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures by Segments

(In thousands)	TWELVE MONTHS ENDED DECEMBER 31, 2024
	Vehicle Control	Temperature Control	Engineered Solutions	Nissens Automotive	All Other	Consolidated
	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$67,306	$34,937	$14,820	$(2,768)	$(33,671)	$80,624

RESTRUCTURING AND INTEGRATION EXPENSES	4,248	847	843	—	1,730	7,668
ACQUISITION EXPENSES	—	—	—	3,165	10,311	13,476
OTHER INCOME, NET	6	(2)	(67)	(12)	—	(75)

NON-GAAP OPERATING INCOME	$71,560	$35,782	$15,596	$385	$(21,630)	$101,693

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$61,119	$36,612	$16,666	$(6,087)	$(34,321)	$73,989

DEPRECIATION AND AMORTIZATION	14,841	3,307	9,608	1,943	1,714	31,413
INTEREST EXPENSE	5,976	2,360	2,364	4,147	(1,335)	13,512
EBITDA	81,936	42,279	28,638	3	(33,942)	118,914

RESTRUCTURING AND INTEGRATION EXPENSES	4,248	847	843	—	1,730	7,668
ACQUISITION EXPENSES	—	—	—	3,165	10,311	13,476
SPECIAL ITEMS	4,248	847	843	3,165	12,041	21,144

EBITDA WITHOUT SPECIAL ITEMS	$86,184	$43,126	$29,481	$3,168	$(21,901)	$140,058
% of Net Sales	11.3%	11.3%	10.3%	8.9%		9.6%

(In thousands)	TWELVE MONTHS ENDED DECEMBER 31, 2023
	Vehicle Control	Temperature Control	Engineered Solutions	Nissens Automotive	All Other	Consolidated

	(Unaudited)
OPERATING INCOME

GAAP OPERATING INCOME	$71,327	$17,343	$19,944	$—	$(15,937)	$92,677

RESTRUCTURING AND INTEGRATION EXPENSES	1,276	1,108	258	—	—	2,642
OTHER INCOME, NET	(93)	—	17	—	—	(76)

NON-GAAP OPERATING INCOME	$72,510	$18,451	$20,219	$—	$(15,937)	$95,243

EBITDA WITHOUT SPECIAL ITEMS

GAAP EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	$62,856	$14,678	$20,006	$—	$(15,824)	$81,716

DEPRECIATION AND AMORTIZATION	13,877	3,424	9,966	—	1,755	29,022
INTEREST EXPENSE	9,345	3,279	2,306	—	(1,643)	13,287
EBITDA	86,078	21,381	32,278	—	(15,712)	124,025

RESTRUCTURING AND INTEGRATION EXPENSES	1,276	1,108	258	—	—	2,642
SPECIAL ITEMS	1,276	1,108	258	—	—	2,642

EBITDA WITHOUT SPECIAL ITEMS	$87,354	$22,489	$32,536	$—	$(15,712)	$126,667
% of Net Sales	11.8%	6.7%	11.5%	—%		9.3%

MANAGEMENT BELIEVES THAT NON-GAAP OPERATING INCOME AND EBITDA WITHOUT SPECIAL ITEMS, EACH OF WHICH ARE NON-GAAP MEASUREMENTS AND ARE ADJUSTED FOR SPECIAL ITEMS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)	DECEMBER	DECEMBER
	2024	2023
	(Unaudited)
ASSETS
CASH AND CASH EQUIVALENTS	$44,426	$32,526

ACCOUNTS RECEIVABLE, GROSS	216,191	168,327
ALLOWANCE FOR EXPECTED CREDIT LOSSES	5,472	8,045
ACCOUNTS RECEIVABLE, NET	210,719	160,282

INVENTORIES	624,913	507,075
UNRETURNED CUSTOMER INVENTORY	16,163	18,240
OTHER CURRENT ASSETS	25,703	26,100

TOTAL CURRENT ASSETS	921,924	744,223

PROPERTY, PLANT AND EQUIPMENT, NET	168,735	121,872
OPERATING LEASE RIGHT-OF-USE ASSETS	109,899	100,065
GOODWILL	241,418	134,729
CUSTOMER RELATIONSHIPS INTANGIBLES, NET	210,430	76,017
OTHER INTANGIBLES, NET	90,540	16,291
DEFERRED INCOME TAXES	13,199	40,533
INVESTMENT IN UNCONSOLIDATED AFFILIATES	24,842	24,050
OTHER ASSETS	33,139	35,267

TOTAL ASSETS	$1,814,126	$1,293,047

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT PORTION OF REVOLVING CREDIT FACILITY	$10,800	$—
CURRENT PORTION OF TERM LOAN AND OTHER DEBT	16,317	5,029
ACCOUNTS PAYABLE	148,009	107,455
ACCRUED CUSTOMER RETURNS	46,471	38,238
ACCRUED CORE LIABILITY	12,807	18,399
ACCRUED REBATES	76,168	42,278
PAYROLL AND COMMISSIONS	40,964	29,561
SUNDRY PAYABLES AND ACCRUED EXPENSES	84,936	63,303

TOTAL CURRENT LIABILITIES	436,472	304,263

LONG-TERM DEBT	535,197	151,182
NONCURRENT OPERATING LEASE LIABILITY	98,214	88,974
ACCRUED ASBESTOS LIABILITIES	84,568	72,013
OTHER LIABILITIES	29,593	25,742

TOTAL LIABILITIES	1,184,044	642,174

TOTAL SMP STOCKHOLDERS' EQUITY	615,745	635,064
NONCONTROLLING INTEREST	14,337	15,809
TOTAL STOCKHOLDERS' EQUITY	630,082	650,873

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,814,126	$1,293,047

(In thousands)	TWELVE MONTHS ENDED
	DECEMBER 31,
	2024	2023
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$28,476	$34,352
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	31,413	29,022
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAXES	26,128	28,996
OTHER	2,212	7,718
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(8,753)	7,965
INVENTORY	(36,883)	29,494
ACCOUNTS PAYABLE	8,166	19,645
PREPAID EXPENSES AND OTHER CURRENT ASSETS	856	(70)
SUNDRY PAYABLES AND ACCRUED EXPENSES	24,170	(4,284)
OTHER	908	(8,578)
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,693	144,260

CASH FLOWS FROM INVESTING ACTIVITIES

ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(372,491)	(3,954)
CASH ACQUIRED IN STEP ACQUISITION	—	6,779
CAPITAL EXPENDITURES	(44,018)	(28,633)
OTHER INVESTING ACTIVITIES	(2,174)	108
NET CASH USED IN INVESTING ACTIVITIES	(418,683)	(25,700)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	392,630	(83,558)
PURCHASE OF TREASURY STOCK	(10,428)	—
DIVIDENDS PAID	(25,341)	(25,164)
DIVIDENDS PAID TO NONCONTROLLING INTEREST	(2,347)	(700)
PAYMENTS OF DEBT ISSUANCE COSTS	(5,133)	—
OTHER FINANCING ACTIVITIES	166	(189)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	349,547	(109,611)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,343	2,427
NET INCREASE IN CASH AND CASH EQUIVALENTS	11,900	11,376
CASH AND CASH EQUIVALENTS at beginning of period	32,526	21,150
CASH AND CASH EQUIVALENTS at end of period	$44,426	$32,526